SCHEDULE 14A

(Rule 14a-01)
INFORMATION REQUIRED IN PROXY STATMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Staten Island Bancorp Inc.

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The following joint press release was issued by Independence Community Bank and Staten Island Bancorp., Inc. on January 15, 2004:

PRESS RELEASE

INDEPENDENCE COMMUNITY BANK CORP. AND
STATEN ISLAND BANCORP, INC. ANNOUNCE SPECIAL STOCKHOLDERS MEETINGS TO APPROVE MERGER

     BROOKLYN, N.Y. and STATEN ISLAND, N.Y., January 15, 2004 -— Independence Community Bank Corp. (Nasdaq-ICBC) and Staten Island Bancorp, Inc. (NYSE-SIB) announced today that they will conduct special stockholders meetings on March 8, 2004 to gain approval of their proposed merger, which was first announced on November 25, 2003.

     Subject to the approval of both companies’ stockholders and the banking regulatory agencies (New York State Banking Department, Federal Deposit Insurance Corporation and Office of Thrift Supervision), the merger of Staten Island Bancorp, Inc. (Staten Island) with and into Independence Community Bank Corp. (Independence) is currently expected to take place in the second quarter of 2004. Stockholders of both companies will be asked to vote in favor of the merger at their respective special meetings, to be held on March 8, 2004. In connection with the meetings, a joint proxy statement/prospectus will be mailed in early February to shareholders of record at January 26, 2004.

     Independence and Staten Island have filed a joint proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS TO BE SENT TO THEM AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

     Investors and security holders will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Independence will be available free of charge from Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York

11201, Attention: Investor Relations Department. Documents filed with the SEC by Staten Island will be available free of charge from Staten Island Bancorp, Inc., 1535 Richmond Avenue, Staten Island, New York, 10314, Attention: Investor Relations Department.

     The directors, executive officers, and certain other members of management of Independence and Staten Island may be soliciting proxies in favor of the merger from the companies’ respective stockholders. Information regarding Independence’s directors and executive officers is available in Independence’s proxy statement for its 2003 annual meeting of stockholders, which was filed with the SEC on April 25, 2003, and information regarding Staten Island’s directors and executive officers is available in Staten Island’s proxy statement for its 2003 annual meeting of stockholders, which was filed on April 7, 2003. These documents are available on their respective web sites (www.myindependence.com) and (www.sibk.com) and at the addresses provided in the preceding paragraph.

     Independence Community Bank Corp. is the holding company for Independence Community Bank. The Bank, originally chartered in 1850, currently operates 83 branches located in the greater New York City metropolitan area, which includes the five boroughs of New York City, Nassau, Suffolk and Westchester Counties and northern New Jersey. The Bank has three key business divisions: Commercial Real Estate Lending, Consumer Banking and Business Banking and actively targets small and mid-size businesses. The Bank maintains its community orientation by offering its diverse communities a wide range of financial products and by emphasizing customer service, superior value and convenience. The Bank’s web address is www.myindependence.com.

     Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York; three full service branches in Brooklyn, New York; and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage and has offices in 42 states. The Bank’s web address is www.sibk.com.

     Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.

     Words such as “expect,” “feel,” “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. These statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Independence and Staten Island. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Independence and Staten Island may not be combined successfully, or the combination may take longer to accomplish than expected; (2) the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs and business disruption following the merger, including adverse effects on relationships

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with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of either Independence or Staten Island may fail to approve the merger; (6) competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (7) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by Independence and Staten Island with the Securities and Exchange Commission from time to time. Neither Independence nor Staten Island undertakes any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contact:	Independence Community Bank Corp.	Staten Island Bancorp, Inc.
	Frank W. Baier	Donald C. Fleming
	Chief Financial Officer	Chief Financial Officer
	(718) 923-3506	(718) 697-2813

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